UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

Invuity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, Invuity, Inc., a Delaware corporation (“Invuity”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 10, 2018, with Stryker Corporation, a Michigan corporation (“Stryker”), Accipiter Corp., a Delaware corporation and a wholly-owned subsidiary of Stryker (“Purchaser”).

In connection with the completion of the Merger (as defined below), on October 23, 2018, all amounts due and owing under (i) that certain Credit and Security Agreement (Revolving Loan) (the “Revolving Loan Credit Agreement”), dated as of March 10, 2017, as amended, by and among Invuity, the various financial institutions party thereto and MidCap Funding IV Trust, a Delaware statutory trust, and (ii) that certain Credit and Security Agreement (Term Loan) (together with the Revolving Loan Credit Agreement, the “Credit Agreements”), dated as of March 10, 2017, as amended, by and among Invuity, the various financial institutions party thereto and MidCap Financial Trust, a Delaware statutory trust, were paid and the Credit Agreements were terminated. The material terms of the Credit Agreements are described in the section entitled “Item 1. Financial Statements—Notes to Condensed Financial Statements—Debt” in Invuity’s Quarterly Report on Form 10-Q filed on August 3, 2018, and are incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on September 24, 2018, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, $0.001 par value per share, of Invuity (the “Shares”), for $7.40 per Share in cash, without interest, and subject to any required withholding of taxes (the “Offer Price”).

The Offer and withdrawal rights expired at 12:00 midnight Eastern Time at the end of the day on October 22, 2018 (the “Expiration Date”). Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer, indicated that a total of 19,701,279 Shares were validly tendered and not properly withdrawn pursuant to the Offer as of the Expiration Date, representing approximately 81.67% of the outstanding Shares. The number of Shares tendered satisfied the condition of the Offer that there be validly tendered and not properly withdrawn prior to the Expiration Date such number of Shares that, when added to the Shares already owned by Stryker or Purchaser or any other wholly-owned subsidiary of Stryker, constitutes a majority of the then outstanding Shares. All other conditions of the Offer having been satisfied, on October 23, 2018, Purchaser accepted for payment and will promptly pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer.

On October 23, 2018, Stryker completed its acquisition of Invuity pursuant to the terms of the Merger Agreement. On such date, Purchaser merged with and into Invuity (the “Merger”), without a vote of the stockholders of Invuity in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with Invuity continuing as the surviving corporation and a wholly-owned subsidiary of Stryker. As of the effective time of the Merger (the “Effective Time”), by virtue of the Merger, each issued and outstanding Share (other than Shares (i) owned by Invuity as treasury stock or owned by Stryker or Purchaser, which Shares were automatically cancelled and retired and ceased to exist, or (ii) held by any person who was entitled to and has properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL) was converted into the right to receive an amount equal to the Offer Price, payable to the holder thereof in cash, without interest. As a result of the Merger, Invuity will cease to be a publicly traded company on the Nasdaq Stock Market (“Nasdaq”), and Invuity intends to take steps to cause the termination of the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend all of Invuity’s reporting obligations under the Exchange Act as promptly as practicable.

The aggregate cash consideration to be paid in the Offer and the Merger is approximately $228.0 million (including payments for options, restricted stock units and all outstanding principal, interest and other amounts due under the Credit Agreements).

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Invuity’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2018, and is incorporated herein by reference.

The information set forth in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Before the market opened on October 23, 2018, in connection with the consummation of the Offer and the Merger, Invuity (i) notified Nasdaq of the consummation of the Merger, (ii) requested that the trading of Shares on Nasdaq be halted prior to market open on October 23, 2018, and suspended prior to market open on October 24, 2018, and (iii) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Exchange Act. Invuity intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and that Invuity’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

At the Effective Time, Purchaser merged with and into Invuity, with Invuity continuing as the surviving corporation and a wholly owned subsidiary of Stryker. As a result, a change of control of Invuity occurred. Stryker provided Purchaser with the necessary funds to fund the Offer and the Merger through available cash on hand. The information contained in Item 2.01and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the directors of Purchaser, William E. Berry Jr. and Spencer S. Stiles, became the only directors of Invuity. In connection therewith, each of William Burke, Scott Flora, Randall Lipps, Gregory Lucier, Eric Roberts and Daniel Wolterman tendered their respective resignations as directors from the board of directors of Invuity and from all committees of the board of directors of Invuity on which such directors served, effective as of the Effective Time.

On October 23, 2018, the board of directors of Invuity appointed the following individuals to the offices set forth opposite their name below:

Dylan B. Crotty Jeanne M. Blondia	President of Commercial Operations Vice President and Treasurer
Dean H. Bergy	Vice President and Secretary
Jason Beach	Vice President
David G. Furgason	Vice President, Tax

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the Effective Time, the amended and restated certificate of incorporation and amended and restated bylaws of Invuity were amended and restated. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 10, 2018, by and among Stryker Corporation, Accipiter Corp. and Invuity, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Invuity, Inc. on September 11, 2018)*

3.1	Amended and Restated Certificate of Incorporation of Invuity, Inc.

3.2	Amended and Restated Bylaws of Invuity, Inc.

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.

By:	/s/ Scott Flora
Name:	Scott Flora
Title:	Interim President and Chief Executive Officer

Date: October 23, 2018